  As filed with the Securities and Exchange Commission on May 27, 1999

                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

              DELAWARE
  (State or other jurisdiction                            77-0160744
of incorporation or organization)              (IRS Employer Identification No.)

                           10275 SCIENCE CENTER DRIVE
                           SAN DIEGO, CALIFORNIA 92121
               (Address of principal executive offices) (Zip Code)

                                 -------------

                      1992 STOCK OPTION/STOCK ISSUANCE PLAN
                        1992 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                 -------------

                                DAVID E. ROBINSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       LIGAND PHARMACEUTICALS INCORPORATED
             10275 SCIENCE CENTER DRIVE, SAN DIEGO, CALIFORNIA 92121
                     (Name and address of agent for service)
                                 (619) 535-3900
          (Telephone number, including area code, of agent for service)

                                 -------------

                                 CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                               Proposed        Proposed
                 Title of                                       Maximum         Maximum
                Securities                      Amount         Offering        Aggregate        Amount of
                  to be                          to be           Price         Offering       Registration
                Registered                   Registered(1)     per Share         Price             Fee
-------------------------------------------------------------------------------------------------------------
1992 Stock Option/
Stock Issuance Plan

Common Stock, par value $0.001             985,000 shares      10.875(2)       10,711,875(2)    $2,977.90
1992 Employee Stock
Purchase Plan

Common Stock, par value $0.001              95,000 shares      10.875(2)       1,033,125(2)     $  287.21

Aggregate Amount of Registration Fee                                                            $3,265.11
=============================================================================================================

(1) This Registration Statement shall also cover any additional shares of registrant's Common Stock which become issuable under the 1992 Stock Option/Stock Issuance Plan and the 1992 Employee Stock Purchase Plan, or which become issuable to the Selling Stockholders, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without our receipt of consideration and which results in an increase in the number of our outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) and 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of registrant's Common Stock on May 24, 1999, as reported by the Nasdaq National Market.

================================================================================

                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we have on file at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0300 for further information about the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is complete:

        (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 31, 1999;

        (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed on May 15, 1999;

        (c) The description of our Common Stock, par value 0.001 per share, contained in our Form 8-A registration statement, filed on November 21, 1994;

        (d) Our Amended and Restated Certificate of Incorporation, filed on July 9, 1998, as Exhibit 3.2 to our Form S-4 registration statement;

        (e) Our Bylaws, filed on July 9, 1998, as Exhibit 3.3 to our Form S-4 registration statement;

        (f)   Our Form of Stock Option Agreement filed on April 16, 1992, as
              Exhibit 10.2 to our Form S-1 registration statement;

        (g)   Our Form of Stock Issuance Agreement filed on April 16, 1992, as
              Exhibit 10.3 to our Form S-1 registration statement; and

        (h)   Our Form of Stock Purchase Agreement filed on April 16, 1992, as
              Exhibit 10.13 to our Form S-1 registration statement.

        All reports and other documents that we subsequently filed under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

        Ligand Pharmaceuticals Incorporated
        10275 Science Center Drive
        San Diego, California  92121
        Attn:  Secretary
        (619) 535-3900

ITEM 4. DESCRIPTION OF SECURITIES

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        (a) Section 145 of the Delaware General Corporation Law permits indemnification of our officers and directors under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of
Section 145 of the Delaware General Corporation Law.

        (b) Article VII, Section 1 of our Bylaws provides that we shall indemnify our officers, directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was our director or officer (or was serving at our request as a director or officer of another corporation) shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized by the relevant section of the Delaware General Corporation Law.

        (c) As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article VI, Section (A)2 of our Amended and Restated Certificate of Incorporation provides that our directors shall not be personally liable for monetary damages or breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived any improper personal benefit.

        (d) Pursuant to authorization provided under the Amended and Restated Certificate of Incorporation, we have entered into indemnification agreements with each of our present and certain of our former directors. We have also entered into similar agreements with certain of our executive officers who are not directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware and California law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification.

        (e) We now have in effect directors and officers liability insurance which insures our directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8. EXHIBITS


        Exhibit Number      Exhibit
        --------------      -------
              4.1           Instruments defining the rights of stockholders.
                            Reference is made to our Form 8-A registration
                            statement filed on November 21, 1994 (incorporated
                            into this registration statement by reference), the
                            Amended and Restated Certificate of Incorporation
                            (incorporated into this registration statement by
                            reference to Exhibit 3.2 to our Form S-4
                            registration statement filed on July 9, 1998) and
                            the Bylaws (incorporated into this registration
                            statement by reference to Exhibit 3.3 of our Form
                            S-4 registration statement, filed on July 9, 1998).

              5.1           Opinion and Consent of Brobeck, Phleger & Harrison
                            LLP.

             23.1           Consent of Brobeck, Phleger & Harrison LLP
                            (contained in Exhibit 5.1).

             23.2           Consent of Ernst & Young LLP, independent auditors.

             24.1 Power of Attorney. Reference is made to page II-4 of this registration statement.

             99.1           1992 Stock Option/Stock Issuance Plan (as amended
                            May 20, 1999).

             99.2           Form of Stock Option Agreement. Reference is made to
                            Exhibit 10.2 to our Form S-1 registration statement, filed on April 16, 1992, which is incorporated into this registration statement by reference.

             99.3 Form of Stock Issuance Agreement. Reference is made to Exhibit 10.3 to our Form S-1 registration statement, filed on April 16, 1992, which is incorporated into this registration statement by reference.

             99.4           1992 Employee Stock Purchase Plan (as amended May
                            20, 1999).

             99.5 Form of Stock Purchase Agreement. Reference is made to Exhibit 10.13 to our Form S-1 registration statement, filed on April 16, 1992, which is incorporated into this registration statement by reference.

ITEM 9. UNDERTAKINGS

        A. The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        D. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 27th day of May, 1999.


                                       LIGAND PHARMACEUTICALS INCORPORATED


                                       By: /S/ DAVID E. ROBINSON
                                           _____________________________________
                                           David E. Robinson
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

                       KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of Ligand Pharmaceuticals Incorporated, a Delaware corporation, do hereby constitute and appoint David E. Robinson and Paul V. Maier, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                             Title                             Date
          ---------                             -----                             ----

/S/ DAVID E. ROBINSON
_____________________________     President, Chief Executive Officer and     May 26, 1999
David E. Robinson                 Director (Principal Executive Officer)

/S/ PAUL V. MAIER
_____________________________     Senior Vice President and Chief            May 21, 1999
Paul V. Maier                     Financial Officer (Principal Financial
                                  and Accounting Officer)

/S/ HENRY F. BLISSENBACH
_____________________________     Director                                   May 26, 1999
Henry F. Blissenbach

/S/ ALEXANDER D. CROSS
_____________________________     Director                                   May 26, 1999
Alexander D. Cross

/S/ MICHAEL A. ROCCA
_____________________________     Director                                   May 18, 1999
Michael A. Rocca

/S/ JOHN GROOM
_____________________________     Director                                   May 20, 1999
John Groom

/S/ IRVING S. JOHNSON, PH.D.
_____________________________     Director                                   May 19, 1999
Irving S. Johnson, Ph.D.

/S/ CARL C. PECK
_____________________________     Director                                   May 21, 1999
Carl C. Peck

                       SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                       LIGAND PHARMACEUTICALS INCORPORATED

                                  EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------
      4.1           Instruments defining the rights of stockholders. Reference is made to our Form 8-A registration statement filed on
                    November 21, 1994 (incorporated into this registration
                    statement by reference), the Amended and Restated
                    Certificate of Incorporation (incorporated into this
                    registration statement by reference to Exhibit 3.2 to our
                    Form S-4 registration statement filed on July 9, 1998) and the Bylaws (incorporated into this registration statement by reference to Exhibit 3.3 of our Form S-4 registration
                    statement, filed on July 9, 1998).

      5.1           Opinion and Consent of Brobeck, Phleger & Harrison LLP.

     23.1           Consent of Brobeck, Phleger & Harrison LLP (contained in
                    Exhibit 5.1).

     23.2           Consent of Ernst & Young LLP, independent auditors.

     24.1 Power of Attorney. Reference is made to page II-4 of this registration statement.

     99.1           1992 Stock Option/Stock Issuance Plan (as amended May 20,
                    1999).

     99.2           Form of Stock Option Agreement. Reference is made to Exhibit
                    10.2 to our Form S-1 registration statement, filed on April
                    16, 1992, which is incorporated into this registration statement by reference.

     99.3           Form of Stock Issuance Agreement. Reference is made to
                    Exhibit 10.3 to our Form S-1 registration statement, filed on April 16, 1992, which is incorporated into this registration statement by reference.

     99.4           1992 Employee Stock Purchase Plan (as amended May 20, 1999).

     99.5           Form of Stock Purchase Agreement. Reference is made to
                    Exhibit 10.13 to our Form S-1 registration statement, filed on April 16, 1992, which is incorporated into this registration statement by reference.